Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2018 Israeli Share Option Plan of Scinai Immunotherapeutics Ltd. of our report dated April 17, 2023, with respect to the financial statements of Scinai Immunotherapeutics Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer

A member firm of Ernst & Young Global

Tel Aviv, Israel

November 12, 2025